===========================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



                        Date of Report: October 16, 2002



                             REDWOOD EMPIRE BANCORP
            (Exact number of Registrant as specified in its charter)



            California                File No. 0-19231           68-0166366
(State or other jurisdiction of    (Commission File Number)   (IRS Employer)
 Incorporated or organization)                               Identification No.)



    111 Santa Rosa Avenue, Santa Rosa, California             95404-4905
       (Address of principal executive offices)               (Zip Code)



       Registrant's telephone number, including area code: (707) 573-4800





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

Item 5.  Other Events

Press release for the following (article attached):

         Redwood Empire Bancorp reports third quarter 2002 net income.








                                   SIGNATURES



     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




Date:  10-16-02                             REDWOOD EMPIRE BANCORP
       --------                             ----------------------
                                                (Registrant)


                                             /s/ James E. Beckwith
                                        By:  ---------------------------
                                             James E. Beckwith
                                             Executive Vice President and
                                             Chief Operating Officer

                                            FOR:  REDWOOD EMPIRE BANCORP
                                    APPROVED BY:  James Beckwith
                                                  EVP/Chief Operating Officer
                                                  (707) 522-5215
For Immediate Release

                         REDWOOD EMPIRE BANCORP REPORTS
                          THIRD QUARTER 2002 NET INCOME

SANTA ROSA, Calif. (October 16, 2002) -- Redwood Empire Bancorp (NASDAQ: REBC) today reported net income of $1,958,000 or $.54 per diluted share for the quarter ended September 30, 2002. This compares with net income of $1,832,000 or $.50 per diluted share for the same quarter a year ago. Return on average total equity was 27.29% in the third quarter of 2002, as compared with 28.86% in the same quarter a year ago. Return on assets was 1.54% in the third quarter of 2002 as compared to 1.61% one year ago. For the nine months ended September 30, 2002, net income was $5,930,000 or $1.64 per diluted share. This compares with $5,387,000 or $1.39 per diluted share for the first nine months of 2001. During the third quarter of 2002, the Company's financial performance was impacted by a revenue and an expense item. In an effort to improve the risk profile of the Company's investment portfolio, management sold $4,000,000 of corporate debt securities, which resulted in a gain of $259,000. In addition, the Company incurred $331,000 in legal and consulting fees associated with certain corporate activities, including exploring strategic options for the Company and its Merchant Bankcard segment. The effect of these two items lowered net income by $45,000 or $0.01 per share.

     Total loans amounted to $368,528,000 at September 30, 2002 as compared to $342,911,000 at September 30, 2001, which amounts to an increase of $25,617,000, or 7%. Total deposits amounted to $452,014,000 as of September 30, 2002 as compared to $400,208,000 at September 30, 2001, or a 13% increase. Total assets amounted to $509,863,000 as of September 30, 2002 as compared to $449,263,000 one year ago, representing a 13% increase.

     Net interest income amounted to $5,271,000 in the third quarter of 2002, compared to $4,991,000 in the same period in 2001, which represents a $280,000 increase. The increase in net interest income is primarily attributable to an increase in average earning assets of $53,961,000 from $422,591,000 for the quarter ended September 30, 2001 to $476,552,000 for the quarter ended September 30, 2002. Net interest margin for the third quarter of 2002 declined to 4.39% from 4.69% one year ago primarily due to the lower interest rate environment and the Company carrying $36,806,000 in lower yielding average overnight investments for the quarter ended September 30, 2002, as compared to $19,149,000 in such investments for the quarter ended September 30, 2001. Average overnight investments have increased due to the success of the Company's deposit gathering activities. Net interest income amounted to $15,583,000 for the nine months ended September 30, 2002 as compared to $15,118,000 for the same period one year ago, representing an increase of $465,000.

     There was no loan loss provision for the three and nine months ended September 30, 2002 and September 30, 2001. Net charge-offs were $8,000 or .01% of average portfolio loans for the quarter ended September 30, 2002, on an annualized basis, as compared to $95,000 or .12% of average portfolio loans for the same quarter in 2001, on an annualized basis. This compares to net charge-offs of $2,000 of average portfolio loans for the nine months ended September 30, 2002, on an annualized basis, and $65,000 or .03% of average portfolio loans for the first nine months of 2001, on an annualized basis. Non-performing assets at September 30, 2002 were $1,419,000 or .3% of total assets, as compared to non-performing assets of $3,176,000, or .7% of total assets, as of December 31, 2001. The allowance for loan losses to nonperforming assets was 534% as of September 30, 2002 as compared to 239% as of December 31, 2001.

     Non-interest income amounted to $2,155,000 for the quarter ended September 30, 2002 as compared to $1,694,000 in the same period in 2001. Non-interest income amounted to $5,766,000 for the nine months ended September 30, 2002 as compared to $4,611,000 for the same period one year ago. Merchant draft processing revenues increased from $1,098,000 in the third quarter of 2001 to $1,322,000 in the third quarter of 2002 as a result of the unit's marketing efforts. In the third quarter of 2002, $4,000,000 of corporate debt securities were sold resulting in a gain of $259,000. Such securities were primarily sold to improve the risk profile of the Company's investment portfolio. For the nine month period ended September 30, 2002, merchant draft processing revenues amounted to $3,698,000, an increase of $768,000 from $2,930,000 for the nine months ended September 30, 2001.

     Non-interest expense amounted to $4,303,000 for the quarter ended September 30, 2002 as compared to $3,629,000 in the same period one year ago, which represents an increase of $674,000 or 19%. During the quarter of 2002, the Company incurred $331,000 in legal and consulting fees associated with certain corporate activities, including exploring strategic options for the Company and its Merchant Bankcard segment. Without the effect of these expenses, the increase in non-interest expense amounted to $343,000 or 9% when compared to the quarter ended September 30, 2001. Salaries and benefit expense increased $280,000 or 14% in the three months ended September 30, 2002 when compared to the same period one year ago. The increase in this expense is directly attributable to the growth of the Company. The Company's efficiency ratio for the third quarter of 2002 amounted to 57.95% as compared to 54.29% for the same period one year ago. Non-interest expense amounted to $11,945,000 for the nine months ended September 30, 2002 as compared to $10,711,000 in the same period one year ago. This represents an increase of $1,234,000 or 12%. Without the effect of the expenses referred to above, which were $386,000 for the nine months ended September 30, 2002, the increase in non-interest expense would have been $848,000 or 8% when compared to the same period one year ago. The efficiency ratio for the Company's subsidiary, National Bank of the Redwoods was 50.33% for the quarter ended September 30, 2002 as compared to 49.69% one year ago. For the nine months ended September 30, 2002, National Bank of the Redwood's efficiency ratio was 50.38% as compared to 50.49% for the same period one year ago.

     For the three and nine months ended September 30, 2002, the net income of the Company's community banking segment was $1,490,000 and $4,577,000 on revenues of $5,963,000 and $17,196,000. This compares to net income of $1,356,000 and $4,125,000 and revenues of $5,324,000 and $15,967,000 for the same periods one year ago. The net income of the Company's bankcard segment was $468,000 and $1,353,000 for the three and nine months ended September 30, 2002 versus $476,000 and $1,262,000 for the three and nine months ended September 30, 2001. The merchant bankcard segment's net income comprised 24% and 23% of the Company's consolidated net income for the three and nine months ended September 30, 2002, as compared to 26% and 23% for the three and nine months ended September 30, 2001.

     As previously disclosed in the Company's quarterly reports on Form 10-Q for the quarters ended March 31, 2002 and June 30, 2002, on January 15, 2002
National Bank of the Redwoods formed NBR Real Estate Investment Trust, a Maryland Real Estate Investment Trust. The entity was formed to hold the Bank's real estate secured loans and to better organize the Bank's marketing and origination of real estate secured loans. As a result of the formation and funding of this entity, the Company's effective tax rate was reduced to 37% for the quarter ended September 30, 2002 from 40% for the quarter ended September 30, 2001. Costs associated with the implementation of this entity amounted to $49,000 for the third quarter of 2002 and $101,000 on a year to date basis.

     In August 2001, the Company announced a common stock repurchase authorization to repurchase up to 355,500 shares, as adjusted for the three-for-two stock split announced September 20, 2001. To date, 138,636 shares have been repurchased, as adjusted for the three-for-two stock split announced September 20, 2001. Under the repurchase program, the Company plans to purchase shares from time to time on the open market and/or in privately negotiated transactions.

     Total assets were $509,863,000 at September 30, 2002. Common book value per share was $8.34. The Company's Tier 1 capital to average assets ratio was 7.17% as of September 30, 2002.

     Redwood Empire Bancorp, through its principal operating subsidiary, National Bank of the Redwoods, provides diverse financial products and services. The Company offers commercial banking services primarily to businesses and professionals in the North Coast counties of California. The Company's business strategy includes the development of fee-based products and services which will provide insulation to the Company's results from changes in interest rates.

     Except for historical information contained herein, the statements contained in this press release, including statements concerning future increases in the value of Redwood Empire Bancorp stock, are forward-looking statements within the meaning of the "safe harbor" provisions of Section 27A of the Securities Act of 1933, as amended, and section 21E of the Securities Exchange Act or 1934, as amended. These forward-looking statements are subject to risks and uncertainties. Actual results may differ materially from those set forth in or implied by forward-looking statements. These risks are described from time to time in Redwood Empire Bancorp's Securities and Exchange Commission filings, including its Annual Reports on Form 10-K and quarterly reports on Form 10-Q. Redwood Empire Bancorp disclaims any intent or obligation to update these forward-looking statements.

                               (Tables to follow)

                                            REDWOOD EMPIRE BANCORP AND SUBSIDIARIES
                                        CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                                          (Unaudited)
                              (Dollars in thousands except for earnings per share and share data)

                                                                       Three Months Ended              Nine Months Ended
                                                                         September 30,                   September 30,
                                                                      2002            2001            2002            2001
                                                                ----------------------------------------------------------------

Total interest income                                                     $7,806          $8,317         $22,949        $25,812
Total interest expense                                                     2,535           3,326           7,366         10,694
                                                                ----------------------------------------------------------------
Net interest income                                                        5,271           4,991          15,583         15,118
Provision for loan losses                                                    -               -               -              -
                                                                ----------------------------------------------------------------
Net interest income after provision for loan losses                        5,271           4,991          15,583         15,118
                                                                ----------------------------------------------------------------
Service charges on deposit accounts                                          288             284             910            819
Merchant draft processing, net                                             1,322           1,098           3,698          2,930
Loan servicing income                                                         66              69             201            226
Net realized gains on investment securities available for sale               259              22             294             22
Other income                                                                 220             221             663            614
                                                                ----------------------------------------------------------------
   Total noninterest income                                                2,155           1,694           5,766          4,611
                                                                ----------------------------------------------------------------
Salaries and employee benefits                                             2,346           2,066           6,694          6,287
Occupancy and equipment expense                                              531             511           1,588          1,503
Other                                                                      1,426           1,052           3,663          2,921
                                                                ----------------------------------------------------------------
   Total noninterest expense                                               4,303           3,629          11,945         10,711
                                                                ----------------------------------------------------------------
Income before income tax expense                                           3,123           3,056           9,404          9,018
Income tax expense                                                         1,165           1,224           3,474          3,631
                                                                ----------------------------------------------------------------
Net income                                                                $1,958          $1,832          $5,930         $5,387
                                                                ================================================================

Basic earnings per share:
  Net income available for common stock shareholders                       $0.56           $0.51           $1.70          $1.43
  Weighted average shares (1)                                          3,476,000       3,564,000       3,489,000      3,755,000

Diluted earnings per share:
  Net income available for common stock shareholders                       $0.54           $0.50           $1.64          $1.39
  Weighted average shares (1)                                          3,600,000       3,697,000       3,616,000      3,877,000

Selected Ratios
Annualized Return on Average Total Equity                                27.29 %          28.86%         29.16 %         25.67%
Annualized Return on Average Total Assets                                 1.54 %           1.61%          1.63 %          1.61%

(1) Adjusted for three-for-two stock split announced September 20, 2001.

                                                                          Selected Balance Sheet Data
                                                                                 (In Thousands)
                                                                                  (Unaudited)

                                                                 September 30,    December 31,    September 30,
                                                                      2002            2001            2001
                                                                -------------------------------------------------

Total Loans                                                             $368,528        $351,649        $342,911
Allowance for Loan Losses                                                  7,578           7,580           7,609
Total Assets                                                             509,863         448,742         449,263
Total Deposits                                                           452,014         397,412         400,208
Trust Preferred Debt                                                      10,000          10,000          10,000
Total Shareholders' Equity                                                28,811          26,687          25,846
Nonperforming Assets                                                       1,419           3,176           3,475

                                            REDWOOD EMPIRE BANCORP AND SUBSIDIARIES
                                                       BUSINESS SEGMENTS
                                                          (Unaudited)
                                                    (Dollars in thousands)

                                                                            Three Months Ended           Nine Months Ended
                                                                            September 30, 2002          September 30, 2002
                                                                        --------------------------------------------------------

                                                                           Community                  Community
                                                                            Banking      Bankcard      Banking       Bankcard
                                                                        --------------------------------------------------------

Total interest income                                                            $7,806       $ ---        $22,949        $ ---
Total interest expense                                                            2,529           6          7,342           24
Interest income (expense) allocation                                              (147)         147          (479)          479
                                                                        --------------------------------------------------------
Net interest income                                                               5,130         141         15,128          455
                                                                        --------------------------------------------------------
Provision for loan losses                                                           ---         ---            ---          ---
Service charges on deposit accounts                                                 288         ---            910          ---
Merchant draft processing, net                                                      ---       1,322            ---        3,698
Loan servicing income                                                                66         ---            201          ---
Net realized gains on investment securities available for sale                      259         ---            294          ---
Other income                                                                        220         ---            663          ---
                                                                        --------------------------------------------------------
   Total noninterest income                                                         833       1,322          2,068        3,698
                                                                        --------------------------------------------------------
Salaries and employee benefits                                                    1,885         461          5,397        1,297
Occupancy and equipment expense                                                     485          46          1,451          137
Other                                                                             1,217         209          3,088          575
                                                                        --------------------------------------------------------
   Total noninterest expense                                                      3,587         716          9,936        2,009
                                                                        --------------------------------------------------------
Income before income tax expense                                                  2,376         747          7,260        2,144
Income tax expense                                                                  886         279          2,683          791
                                                                        --------------------------------------------------------
Net income                                                                       $1,490        $468         $4,577       $1,353
                                                                        ========================================================

                                                                            Three Months Ended           Nine Months Ended
                                                                            September 30, 2001          September 30, 2001
                                                                        --------------------------------------------------------

                                                                           Community                  Community
                                                                            Banking      Bankcard      Banking       Bankcard
                                                                        --------------------------------------------------------

Total interest income                                                            $8,317       $ ---        $25,812        $ ---
Total interest expense                                                            3,323           3         10,686            8
Interest income (expense) allocation                                              (266)         266          (840)          840
                                                                        --------------------------------------------------------
Net interest income                                                               4,728         263         14,286          832
                                                                        --------------------------------------------------------
Provision for loan losses                                                           ---         ---            ---          ---
Service charges on deposit accounts                                                 284         ---            819          ---
Merchant draft processing, net                                                      ---       1,098            ---        2,930
Loan servicing income                                                                69         ---            226          ---
Net realized gains on investment securities available for sale                       22         ---             22          ---
Other income                                                                        221         ---            614          ---
                                                                        --------------------------------------------------------
   Total noninterest income                                                         596       1,098          1,681        2,930
                                                                        --------------------------------------------------------
Salaries and employee benefits                                                    1,695         371          5,173        1,114
Occupancy and equipment expense                                                     472          39          1,386          117
Other                                                                               895         157          2,502          419
                                                                        --------------------------------------------------------
   Total noninterest expense                                                      3,062         567          9,061        1,650
                                                                        --------------------------------------------------------
Income before income tax expense                                                  2,262         794          6,906        2,112
Income tax expense                                                                  906         318          2,781          850
                                                                        --------------------------------------------------------
Net income                                                                       $1,356        $476         $4,125       $1,262
                                                                        ========================================================
